                                                                     EXHIBIT 4.6



THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT AND THE STATE ACTS.


                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GULFPORT ENERGY CORPORATION


    This certifies that, for good and valuable consideration, Gulfport Energy Corporation, a Delaware corporation (the "Company"), grants to ING (U.S.) Investments Corporation or its registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company the number of shares (the "Warrant Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock") set forth in subsection 1.1 hereof at the Exercise Price (as defined in subsection 1.2 hereof). This Warrant shall be exercisable from and after 9:00 A.M., Central Standard Time on the date on which the Exercise Price is first established pursuant to subsection 1.2 hereof (the "Initial Exercise Date") to and including 5:00 P.M., Central Standard Time on the date that is five years after the Initial Exercise Date (the "Expiration Date"). The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6.


SECTION 1.  NUMBER OF WARRANT SHARES; EXERCISE PRICE.

    1.1 NUMBER OF WARRANT SHARES. The number of Warrant Shares that the holder of this Warrant shall initially have the right to subscribe for and purchase hereunder shall be equal to two percent (2%) of the total number of outstanding shares of Common Stock on a fully diluted basis after giving effect to (a) the exercise of this Warrant, (b) the exercise or conversion of all outstanding options or other rights to purchase or subscribe for Common Stock, all outstanding securities convertible into or exchangeable for Common Stock or options or other rights to purchase or subscribe for such convertible or exchangeable securities, and (c) the consummation of the Rights Offering and the exercise of all rights issued in connection therewith; provided, however, that such number is subject to reduction pursuant to Section 2.7 of that certain First Amendment to Credit Agreement dated as of August 18, 1998 by and between the Company and ING (U.S.) Capital Corporation. "Rights Offering" means the offering by the Company of at least $7.5 million of rights to purchase shares of Common Stock contemplated by the letter of intent dated July 23, 1998 between the Warrantholder and the Company. The number of Warrant Shares that the holder of this Warrant shall have the right to subscribe for and purchase from the Company is subject to adjustment as provided in Section 6.

    1.2 EXERCISE PRICE. The exercise price per Warrant Share, subject to adjustment as provided in Section 6 (the "Exercise Price"), shall be equal to the average of the closing sale prices of the Common Stock on the principal stock exchange or stock market on which the Common Stock is traded, as quoted in Bloomberg's Investor's Service, for the 30 trading days following consummation of the Rights Offering; provided, however, that if the registration of the Rights Offering with the Securities and Exchange Commission is not declared effective by October 31, 1998 or the Rights Offering is not consummated within 30 calendar days after being declared effective, then the Exercise Price per Warrant Share, subject to adjustment as provided in Section 6, shall be $0.25 per share.

SECTION 2. DURATION AND EXERCISE OF WARRANT; LIMITATION ON EXERCISE; TAXES; TRANSFER; DIVISIBILITY.

    2.1 DURATION AND EXERCISE OF WARRANT. This Warrant is immediately exercisable on the Initial Exercise Date and may be exercised, in whole or in part, at any time from the Initial Exercise Date to the Expiration Date. The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole or in part, from time to time, by (a) surrender of this Warrant, accompanied by the Exercise Form annexed hereto (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased to the Company at the office of the Company located at 6307 Waterford Boulevard, Suite 100, Oklahoma City, Oklahoma 73118 (or such other office or agency of the Company as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Company) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 A.M. Central Standard Time on the Initial Exercise Date but not later than 5:00 P.M. on the Expiration Date (or 5:00 P.M. on the next succeeding Business Day, if the Expiration Date is a Nonbusiness
Day), (b) payment of the Exercise Price by (i) delivery to the Company in cash or by certified or official bank check in New York Clearing House Funds, of an amount equal to the Exercise Price for the number of Warrant Shares specified in the Exercise Form or (ii) notice that the Warrantholder elects to effect a cashless exercise as contemplated by subsection 2.6, specifying which of the two cashless exercise methods described in subsection 2.6 shall be used, and (c) such documentation as to the identity and authority of the Warrantholder as the Company may reasonably request. Such Warrant Shares shall be deemed by the Company to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within ten (10)

Business Days, thereafter. The stock certificates so delivered shall be in denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by subsection 2.4 and in accordance with the provisions thereof, such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

    2.2 LIMITATION ON EXERCISE. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant, or any new Warrant issued pursuant to subsection 2.1, shall cease to be exercisable and shall become void, and all rights of the Warrantholder hereunder shall cease.

    2.3 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

    2.4 RESTRICTIONS ON TRANSFER. Neither this Warrant nor any of the Warrant Shares may be transferred or sold except in compliance with applicable United States federal and state securities laws. Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, by the Warrantholder and any such transfer is registerable at the office of the Company referred to in subsection 8.6(a) by the holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant in accordance with Section 4 hereof. The Company may not transfer or assign any of its rights or obligations under this Warrant, or any portion thereof.

    2.5 DIVISIBILITY OF WARRANT. This Warrant may be divided into multiple warrants upon surrender at the office of the Company referred to in subsection 8.6(a) on any Business Day, without charge to any Warrantholder.

    2.6 CASHLESS EXERCISE. At the option of the Warrantholder, the Warrantholder may exercise this Warrant, without a cash payment of the Exercise Price, through
(i) application of all or a portion of the next due principal or interest payment to be paid by the Company to ING (U.S.) Capital Corporation pursuant to the Credit Agreement dated July 10, 1997 between the Company (then named "WRT Energy Corporation") and ING (U.S.) Capital Corporation (the "Credit Agreement"), as such agreement may be amended from time to time, or (ii) a reduction in the number of Warrant Shares issuable upon the exercise of the Warrant. The method described in clause (i) of the preceding sentence shall not be available to any Warrantholder other than [ING (U.S.) Capital Corporation] or its affiliates. If the Warrantholder elects to use the method described in clause (ii) of the preceding sentence, such reduction may be effected by designating that the number of the shares of Common Stock issuable to the Warrantholder upon such exercise shall be reduced by the number of shares having an aggregate Fair Market Value as of the date of exercise equal to the amount of the total Exercise Price for such exercise. For purposes of this Warrant, the "Fair Market Value" of any Common Stock on any date in question shall be the closing sale price of the Common Stock on the principal stock exchange or stock market on which the Common Stock is traded on the Business Day immediately preceding such date (or if there is no trading on such date, on the next preceding Business Day on which there was trading in the Common Stock), as quoted in The Wall Street Journal. If the Common Stock is not listed or qualified for trading on a stock exchange or stock market at such time, then the Fair Market Value shall be determined using such method as the Warrantholder and the Company shall agree. In connection with any cashless exercise, no cash or other consideration will be paid by the Warrantholder in connection with such exercise other than the surrender of the Warrant itself, and no commission or other remuneration will be paid or given by the Warrantholder or the Company in connection with such exercise.

SECTION 3.  RESERVATION AND LISTING OF SHARES.

    All Warrant Shares issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price in cash or pursuant to subsection 2.6, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issuance thereof other than taxes in respect of any transfer occurring contemporaneously with such issuance. The issuance of the Warrant Shares pursuant hereto will not be subject to, and will not violate, any preemptive or similar rights. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive or similar rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant and of all other options or rights to purchase or subscribe for Common Stock and the conversion or exchange of all convertible or exchangeable securities of the Company, and shall at its expense procure such listing thereof as then may be required on all stock exchanges or automated quotation systems on which the Common Stock may be listed.

SECTION 4.  EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

    If permitted by subsection 2.4 or 2.5, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

SECTION 5.  OWNERSHIP OF WARRANT.

    The Company may deem and treat the person or entity in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 2.1 and 2.5 or in Section 4.

SECTION 6.  CERTAIN ADJUSTMENTS.

    The Exercise Price at which Warrant Shares may be purchased hereunder and the number of Warrant Shares to be purchased upon exercise hereof are subject to change or adjustment as follows:

    6.1 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly send by first class mail, postage prepaid, to all Warrantholders, notice of such adjustment.

    6.2 PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION. In case of any consolidation of the Company with or merger of the Company into another entity or in case of any sale, transfer or lease to another entity of all or substantially all the assets or stock of the Company, the Warrantholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which such holder would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action, and the Company or such successor or purchasing entity, as the case may be, shall execute with the Warrantholder an agreement to that effect. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. The provisions of this subsection 6.2 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

    6.3 ADJUSTMENTS.

        (a) Stock Dividends, Distributions or Subdivisions. In the event the Company shall issue additional shares of Common Stock pursuant to a stock dividend, stock distribution, subdivision, share split or reclassification, concurrently with the effectiveness of such event, the Exercise Price in effect immediately prior to such event shall be proportionately decreased and the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such event shall be proportionately increased.

        (b) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse split or otherwise, into a lesser number of shares of Common Stock, concurrently with the effectiveness of such event, the Exercise Price in effect immediately prior to such event shall be proportionately increased and the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such event shall be proportionately decreased.

        (c) Issuance of Additional Shares of Common Stock.

            (i) In the event the Company shall issue Additional Shares (defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance, then the Exercise Price shall be reduced to the price at which such Additional Shares are issued.

            (ii) In the event the Company shall issue Additional Shares for a consideration per share less than the Fair Market Value of the Common Stock as of the date of such issuance, but greater than the Exercise Price in effect immediately prior to the issuance, then the Exercise Price shall be reduced (but in no event increased) to the amount determined by multiplying such Exercise Price by a fraction:

                  (A) the numerator of which is the number of shares of Common
                      Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock that the aggregate consideration, if any, received by the Company for the Additional Shares so issued would purchase at a price equal to the Fair Market Value of the Common Stock as of the date of issuance; and

                  (B) the denominator of which is the number of shares of Common
                      Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of Additional Shares so issued.

            (iii) If the Company issues Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by mutual agreement of the Warrantholder and the Company irrespective of any accounting treatment.

            (iv) If the Company issues options or rights to purchase or subscribe for Common Stock, securities convertible into or exchangeable for Common Stock or options or rights to purchase or subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6.3:

                (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or rights to purchase or subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities, or options or rights to purchase or subscribe therefor, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for consideration equal to the consideration, if any, received by the Company for any such securities and related option or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights.

                (C) In the event of any change in the number of shares of Common
                    Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent it is in any way affected by the issuance of such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent it is in any way affected by the issuance of such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 6.3(c)(iv)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 6.3(c)(iv)(C) or (D).

                (F) Notwithstanding the foregoing provisions of this subsection
                    6.3(c)(iv), the adjustments required by this subsection 6.3 with respect to the issuance of options under employee benefit plans of the Company shall be made, in the aggregate, only after the Warrantholder has notified the Company that it intends to exercise this Warrant, in whole or in part, at which time the required adjustments shall be made with respect to all such options that shall have been issued on or prior to the date of such notice and remain outstanding (it being understood that if any such options are actually exercised prior thereto, the appropriate adjustments, if any, shall be made pursuant to the applicable provision of this subsection 6.3(c) at the time of exercise).

            (v) "Additional Shares" shall mean any shares of Common Stock issued
                (or deemed to have been issued as contemplated by subsection 6.3(c)(iv)) by the Company on or after the date of this Warrant other than the Common Stock issued upon exercise of this Warrant and the securities issued in connection with the Rights Offering (which are addressed in subsection 1.1).

SECTION 7.  REGISTRATION RIGHTS.

    7.1 PIGGYBACK REGISTRATION. If at any time or from time to time, the Company shall determine to register the sale of any of its securities, or to offer any of its securities for sale pursuant to an offering statement under Regulation A adopted under the Securities Act of 1933 (the "Securities Act") for its own account or the account of any of its security holders, other than a registration on Form S-8 relating solely to an employee benefit plan or a registration on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act, the Company will:

    (i) give to the initial Warrantholder and each other person or entity who holds all or any portion of this Warrant or the Warrant Shares (collectively with the initial Warrantholder, the "Holders") written notice thereof as soon as practicable prior to filing the registration statement or offering statement, but in any event not later than 20 days prior to such filing; and

    (ii) on behalf of all entities requesting inclusion in such offering, include such securities in the offering and may condition such offer on their acceptance of any other reasonable conditions (including, without limitation, if such offering is underwritten, that such requesting holders agree in writing to enter into an underwriting agreement with customary terms). If the representative of the underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated first to the Company, and thereafter shall be allocated among the Holders and other security holders requesting inclusion in the offering pro rata on the basis of the number of shares each requesting Holder and other security holder requests to be included bears to the total number of shares of all requesting holders that have been requested to be included in such offering. If a person who has requested inclusion in such offering as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from registration, if applicable.

    7.2 REGISTRABLE SECURITIES. For the purposes of this Section 7, the term "Registrable Securities" shall mean any Warrant Shares issued or issuable to a Holder upon exercise of its Warrant, any shares of Common Stock issued to a Holder as a dividend on its Warrant Shares, and any other shares of Common Stock distributable on, with respect to, or in replacement of or substitution for such Registrable Securities, including those that have been transferred as permitted under this Warrant, except for those that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

    7.3 INDEMNIFICATION.

    (a) Subject to applicable law, the Company will indemnify each Holder, each underwriter and each person controlling such Holder or underwriter against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make any statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any applicable rule or regulation.

    (b) Subject to applicable law, each Holder, severally and not jointly, will indemnify the Company, and each person controlling the Company, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or required to be stated in the registration statement or necessary to make the statements contained therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by such Holder to the Company specifically for inclusion in such registration statement. In no event shall the liability of such Holder under this paragraph be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Common Stock pursuant to the registration statement giving rise to such indemnification obligation.

    7.4 TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder under Section 7 hereof shall automatically be transferred to any transferee of this Warrant, or any portion hereof, or of any Registrable Securities, without any notice or other action by the transferring Holder or such transferee. Any such transferee will be deemed to be a Holder for purposes of this Section 7, and as a condition precedent to such transferee's exercise of its rights hereunder, such transferee must agree to be bound by the terms of this Section 7.

    7.5 OBLIGATIONS OF A HOLDER AND OTHERS IN A REGISTRATION. Each Holder agrees to timely furnish such information regarding such person and the securities sought to be registered and to take such other action as the Company may reasonably request, including the entering into of agreements and the providing of documents, in connection with the registration or qualification of such securities and/or the compliance of such registration statement with all applicable laws. Each Holder severally agrees that, in connection with any offering undertaken pursuant to subsection 7.1, the Company shall have the right to, if it deems an underwriter or underwriters necessary or appropriate, designate such underwriter(s); provided, however, that if the Company does not within 60 days from the date of the last written notice of the Holder(s) delivered pursuant to subsection 7.1 designate such underwriter(s) in writing to the Holder(s), the Holder(s) shall have the right to designate their own underwriter(s). If the registration involves an underwriter, each participating Holder agrees, upon the request of such underwriter, not to sell any unregistered securities of the Company for a period of 120 days following the effective date of the registration statement for such offering and to enter into an underwriting agreement with such underwriters containing customary terms and provisions.

    7.6 REPRESENTATION. The Company represents and warrants that there are no existing registration rights or similar agreements that would prohibit, or that would be violated or breached by, the Company's execution and delivery of this Warrant.

    7.7 EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations pursuant to this Section 7, including, without limitation, all registration fees, federal and state filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Holders and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' discounts or commissions relating to Registrable Securities being sold by any Holders.

SECTION 8.  MISCELLANEOUS.

    8.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and the Warrant Shares.

    8.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholder and the other Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person or entity other than the Company, the Warrantholder and the other Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

    8.3 AMENDMENTS. This Warrant may not be modified or amended except by a written instrument signed by the Company and the Warrantholder.

    8.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

    8.5 FURTHER ASSURANCES. Each of the Company, the Warrantholder and the other Holders shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents as any party hereto may reasonably request in connection with the performance of the provisions of this Warrant.

    8.6 NOTICES. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally, sent by confirmed facsimile or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

    (a) if to the Company, addressed to:

                 Gulfport Energy Corporation
                 6307 Waterford Boulevard, Suite 100
                 Oklahoma City, Oklahoma  73118
                 Attention: President
                 Telephone No.: (405) 848-8807
                 Facsimile No.: (405) 848-8816

    (b) If to the Warrantholder or any other Holder, addressed to the address of such person appearing on the books of the Company.

    Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof, the sending of confirmed facsimile thereof or on the third Business Day after the mailing thereof.

    8.7 SEPARABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall be ineffective in such jurisdiction to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

    8.8 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock as of the date of such exercise.

    8.9 GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL AND SERVICE OF PROCESS. THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF NEW YORK (OTHER THAN ITS CHOICE OF LAW RULES), AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SUBSECTION
8.6 ABOVE. THE COMPANY WAIVES TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SUBSECTION 8.9 SHALL AFFECT THE RIGHT OF THE WARRANTHOLDER OR ANY OTHER HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE WARRANTHOLDER OR ANY OTHER HOLDER TO BRING ANY ACTION OR

PROCEEDING AGAINST THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH PARTY MAINTAINS OFFICES OR HAS PROPERTY.

    8.10 EQUITABLE RELIEF. The Company recognizes that, in the event the Company fails to perform, observe or discharge any of its obligations or liabilities under this Warrant, any remedy of law may prove to be inadequate relief to the Warrantholder or any other Holder, and therefore, the Company agrees that the Warrantholder or other Holder, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages, in addition to any other remedies that may be available to it at law or in equity.

    8.11 EXPENSES AND ATTORNEYS' FEES. If, at any time or times, whether prior or subsequent to the date hereof, the Warrantholder employs counsel for advice or other representation or incurs reasonable legal and/or other costs and expenses in connection with:

    (a) the negotiation, preparation or execution of this Warrant or any amendment of or modification of this Warrant;

    (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Warrantholder, the Company or any other person) in any way relating to this Warrant, unless a court of competent jurisdiction finds in favor of the Company as the prevailing party, and awards court costs and attorneys' fees to the such prevailing party; or

    (c) any attempt to enforce any rights of the Warrantholder against the Company or any other person that may be obligated to the Warrantholder by virtue of this Warrant in accordance with the terms of this Warrant;

then, in any such event, the reasonable attorneys' fees arising from such services and all reasonable expenses, costs, charges, and fees of counsel or of the Warrantholder in any way or respect arising in connection with or relating to any of the events or actions described in this subsection shall be payable on demand by the Company, to the Warrantholder.

    8.12 COUNTERPARTS. This Warrant may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Warrant.

    IN WITNESS WHEREOF, the Company and the initial Warrantholder have caused this Warrant to be signed by their duly authorized officers as of the 18th day of August, 1998.


                                     GULFPORT ENERGY CORPORATION



                                     By:
                                         ---------------------------------------
                                         Mark Lidell, President


                                     ING (U.S.)  CORPORATION



                                     By:
                                         ---------------------------------------
                                         Peter Y. Clinton, Senior Vice President

                           GULFPORT ENERGY CORPORATION

                              WARRANT EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

      The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ________________ of the Warrant Shares and herewith pays the Exercise Price in accordance with the terms of this Warrant by (check one):

[ ] tendering payment for such Warrant Shares to the order of GULFPORT ENERGY CORPORATION in the amount of $____________;

[ ] applying $_________ of the principal and/or interest otherwise due from Gulfport Energy Corporation to the undersigned on ______________, ______ pursuant to the Credit Agreement (as defined in the Warrant), as permitted by clause (i) of subsection 2.6 of the Warrant; or

[ ] surrendering the undersigned's purchase rights with respect to __________ Warrant Shares, having an aggregate Fair Market Value as of the date of this exercise of $_________, which equals or exceeds the aggregate Exercise Price of the Warrant Shares being purchased, as permitted by clause (ii) of subsection 2.6 of the Warrant. (The Company shall refund to the Warrantholder in cash any such excess value, not to exceed 99.9% of the Fair Market Value of one share of Common Stock.)

      The undersigned requests that a certificate for the Warrant Shares being purchased be registered in the name of _______________________________ and that such certificate be delivered to ___________________________________.


Date                                       Signature
    --------------------                            ---------------------------

                               FORM OF ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common stock covered thereby set forth below, to:

Name of Assignee                   Address                  No. of Shares
----------------                   -------                  -------------




, and hereby irrevocably constitutes and appoints ____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of Gulfport Energy Corporation, with full power of substitution in the premises.


Dated: ________________, ______.

In the presence of


---------------------------------------

Name:
     ----------------------------------

                              Signature:
                                        --------------------------------------

                              Title of Signing Officer or Agent (if any):


                              ------------------------------------------------

                              Address:
                                      ----------------------------------------


                                      ----------------------------------------
                              Note: The above signature should correspond with
                                    the name on the face of the within Warrant.